Exhibit 10.1

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

     THIS AGREEMENT (“Agreement”) is by and between I-Sector Corporation, a Delaware corporation with principal offices at 6401 Southwest Freeway, Houston, Texas 77074 (“Company”) and Brian Fontana, an individual residing at 4817 Palm Street, Bellaire, TX 77401 (“Employee”) and is effective January 3, 2005.

     In consideration of Employee’s employment or continued employment in a new position by Company and any additional compensation or benefits that Company may now or from time to time bestow upon Employee, Employee and Company agree as follows:

     1. Employment. Company hereby employs or continues to employ Employee subject to the terms hereof, and Employee hereby accepts such employment upon such terms. As used in this Agreement, the word “Employee” shall be deemed to include, but not be limited to, Company’s Sales Agents and Sales Managers.

     2. Compensation. Employee shall be compensated by Company as set forth in Attachment “A” attached hereto and made a part hereof. Any and all compensation, bonus programs, commission programs and stock incentive programs which are paid or which arise incident to the employment relationship created by this Agreement, other than the one-time cash payment described hereinafter, are discretionary and may be changed from time to time at the sole discretion of Company, however, total compensation, as changed, shall not be lower than the base compensation in effect at the time the change is made.

     3. Duties, Responsibilities. Employee shall function in whatever capacity(ies) Company shall assign, whether for Company or its subsidiary(ies) and shall report to such executive officer, or other designated superior of Employee, of Company or such subsidiary(ies) as may be designated from time to time. Employee shall perform the usual functions of such position(s) and functions as directed by such executive officer or superior from time to time. Employee shall truthfully, completely and accurately make, maintain and preserve all records and reports that Company may from time to time request or require. Employee shall also perform other duties for Company and its subsidiary(ies) as Company may otherwise reasonably order and direct through such executive officer and/or superior. Employee’s employment shall be subject to the policies of Company now or hereafter adopted.

     4. Outside Business Interests. Employee agrees to faithfully devote all of his/her time, energy, and skill to his/her employment with Company on a full-time basis for at least forty (40) hours per week, Mondays through Fridays of each successive calendar month, but exclusive of holidays set by Company and vacation periods in accordance with Company’s policies. Employee shall not, while employed hereunder, be engaged in any other business activity, unless consented to in writing by Company. Notwithstanding the foregoing, Employee may engage in passive personal investments that do not interfere with the business and affairs of Company or interfere with the performance of Employee’s duties to Company. Employee represents and warrants to Company that this Agreement, the performance of his/her obligations under this Agreement or the employment relationship between Company and Employee under this Agreement do not and will not violate or conflict with any non-competition (as pertaining to being employed by a competitor), non-solicitation (as pertaining to customers), non-interference (as pertaining to employees, agents or servants) or confidentiality agreement (as pertaining to trade secrets and other confidential information), or any other obligation to which Employee is subject. Employee also represents and warrants to Company that he/she will not use the trade secrets or other confidential information of former employers or others in connection with his/her employment by Company.

     5. Fiduciary Duties. Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of Company. Employee agrees to not act or fail to act in any manner that would injure the business, interests, or reputation of Company or any of its Affiliates (as defined below in paragraph 6). Additionally, Employee agrees to immediately disclose to an executive officer or Employee’s immediate superior all information and business opportunities pertaining to the business of Company and any of its Affiliates learned of by

Employee while employed by Company and not to appropriate for Employee’s benefit or that of any third party such opportunities or information.

     6. Dishonesty. If at any time Employee becomes aware, or believes, that any other employee, agent or servant of Company, or any third party, is or appears to be (a) removing, concealing, transferring or using any property or funds of Company for the benefit of anyone other than Company or is otherwise not authorized by Company to do so, or (b) divulging, providing or otherwise disseminating in any manner not authorized by Company any of Company’s Confidential Information (as defined in the Confidentiality, Development and Non-Interference Agreement (“Confidentiality Agreement”) to be executed by Employee concurrently herewith) to any third person not authorized by Company to possess such Confidential Information, Employee shall immediately communicate his/her knowledge or belief as to such matters to an executive officer of Company or to his/her immediate superior.

     7. Restrictive Covenants. Employee agrees that the following covenants are reasonable and necessary to protect Company’s interests, including but not limited to its trade secrets and other confidential information, and therefore agrees to the following covenants which are agreed to be ancillary to the Confidentiality Agreement to be executed by Employee concurrently herewith. Employee agrees as follows:

(a) That certain Confidentiality Agreement entered into by and between Company and Employee (as of dates below) is incorporated herein and hereat by reference for all pertinent purposes and such Confidentiality Agreement and all of its terms and provisions shall be deemed a part hereof and shall be enforceable hereunder separate and distinct from its enforceability as a separate agreement, e.g., it shall be enforceable as a separate and distinct agreement as well as being enforceable as a part hereof; and

Employee further agrees that he/she will not, while at any time employed by Company and for a period of eighteen (18) months following the termination of such employment, whether as an individual, or in any capacity, directly or indirectly:

(b) In competition with Company solicit or sell or participate in any way concerning a sale of products or services similar to Company’s products or services to any customer or client which Employee at any time solicited or sold for Company; and

(c) Induce or attempt to induce any distributor, vendor, representative, agent or contractor of Company to terminate or modify its business relationship with Company;

(d) Induce or attempt to induce any of (i) Company’s customers or clients or (ii) individuals or entities who/which have been customers or clients of Company within the 12 months preceding Employee’s termination of employment with Company, to terminate or in any way modify its business relationship with Company; and

(e) Solicit, divert or take away, or attempt to solicit, divert or take away, from Company, any individuals or entities who (i) are Company’s customers or clients or (ii) who/which have been customers or clients of Company within the 12 months preceding Employee’s termination of employment with Company; and

Employee further agrees that:

(f) In the event any court of competent jurisdiction at any time determines that all or any part of the above and foregoing restrictive covenant(s) to be unenforceable, in whole or in part, then in that event Employee hereby waives (and covenants not to sue Company) whatever cause(s) of action he or she might otherwise have (whether under any antitrust law(s) or otherwise) against Company because of its attempt to enforce same; and

(g) Enforcement of the above paragraphs 7 (b) through (e), inclusive, is the only practical means of enforcing paragraph 7(a), above, and of enforcing the Confidentiality Agreement. Employee agrees that enforcement of paragraphs 7 (b) through (e), inclusive, is necessary to protect Company’s goodwill and other business interests. Paragraphs 7 (a) through (e), inclusive, shall be deemed ancillary to the Confidentiality Agreement. Employee agrees that all of the provisions of this Agreement and the Confidentiality Agreement are valid and enforceable as written and according to their terms. For purposes of this Agreement, the following definitions shall apply: (a) “Company” shall be deemed to mean and refer to the entity named in the first paragraph hereof; (b) “Parent” shall be deemed to mean and refer to any corporation which, directly or indirectly, controls Company or the referred to subsidiaries through ownership or control of at least 80% of the authorized, issued and outstanding shares of the common voting stock of Company or each of such subsidiaries; (c) the word “Affiliates” includes Company’s Parent (if any) and subsidiaries of Company or Company’s Parent (if any). The obligations of Employee as to this paragraph 7 hereof shall apply to Company and its Affiliates, in which case such Affiliates shall be deemed to be third party beneficiaries of such paragraph. The obligations of Company hereunder shall not apply to such Parent and/or subsidiaries.

     8. Assignment. This Agreement applies to Company and its subsidiaries, Affiliates, successors, assigns or its associated companies. Company may assign this Agreement at any time without notice (but Employee cannot). This Agreement is personal to Employee and no individual or entity shall have any interest in same except Employee, personally, on the one hand, and Company and its subsidiaries, Affiliates, successors, assigns or its associated companies, on the other hand.

     9. Savings Clause — Non-Waiver. The failure of Company to at any time enforce any provision hereof shall never be construed to be a waiver of such provision or of the right of Company to enforce each and every provision hereof at any time. In the event any paragraph, provision or clause, or any combination of same hereof shall be found or held to be unenforceable at law or in equity, or under any ordinance, statute or regulation, such finding or holding shall not in any way affect the other paragraphs, provisions and clauses which shall remain in full force and effect.

     10. Attorney’s Fees — Venue. This Agreement shall be governed by the internal laws, and not the law of conflicts, of the State of Texas, or, at Company’s option, governed by the internal laws of the state or states where this Agreement, and/or any of its provisions, may be at issue in any litigation involving Company, in all respects. Venue respecting any litigation arising from this Agreement and/or Employee’s employment with Company shall, at Company’s option, be properly laid only in a court of competent jurisdiction in Harris County, Texas. Each party hereto acknowledges and agrees that it has had the opportunity to consult with its own legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other party hereto in connection with the negotiation, execution and delivery of the Agreement. Accordingly, the parties hereto agree that the rule of contract construction that an agreement shall be construed against the drafter shall have no application in the construction or interpretation of this Agreement.

     11. Termination. Employee’s employment by Company may be terminated at any time by either party, with or without cause. However, in any case in which the Company terminates the employment relationship without cause, severance compensation equal to six months base salary, plus an addition one month of base salary for each year of employment, up to an additional six months of base salary, for a maximum of twelve months of base salary if the employment relationship had extended six years or more shall be paid. The covenants and agreements of Employee set forth in paragraph 7 are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement and Employee’s employment with Company regardless of the reason(s) for such termination or cancellation.

     12. Consideration For This Agreement. In addition to the employment, or continued employment, of the Employee by Company, and in addition to the mutual covenants and promises of the parties contained herein, Company shall, contemporaneous with the execution of this Agreement by Employee, or within thirty days thereafter, pay to Employee additional and special consideration of a one-time cash payment of $100.00 as additional and special consideration to support the covenants and agreements of Employee contained herein. Such $100.00 is paid for both this Agreement and the Confidentiality Agreement.

     13. Miscellaneous. Employee has no authority, express or implied, to assume or create any obligation on behalf of or in the name of Company, nor shall employee have any authority to make representations, warranties or guarantees not herein stated (and Company makes no warranty with respect to any product or service sold by it except as otherwise specifically agreed in writing) unless otherwise authorized, in writing, by Company. Employee may not make any allowances or adjustments respecting customers without the written authorization of Company, nor may Employee bind Company to any contract of employment, or otherwise, without Company’s consent; nor may Employee endorse or cash Company’s checks or commercial paper; nor may Employee maintain any bank account in the name of Company.

     14. Defamation and Privacy. Employee shall refrain, both during and after termination of the employment relationship between Company and Employee, from publishing, uttering or otherwise disseminating any oral or written statements about Company or its officers, directors, employees, agents or representatives that are slanderous, libelous, or otherwise defamatory; or that disclose private or confidential information about Company or its business affairs, officers, directors, employees, agents or representatives that Employee knows or should know is materially injurious to Company; or that constitute an intrusion into the seclusion or private lives or business affairs of Company or its officers, directors, employees, agents or representatives that Employee knows or should know is materially injurious to Company; or that give rise to unreasonable publicity about the private business affairs of Company or its officers, directors, employees, agents or representatives; or that place Company or any of its officers, directors, employees, agents or representatives in a false light before the public; or that constitute a misappropriation of the name or likeness of Company or its officers directors, employees, agents or representatives. A violation or threatened violation of this prohibition may be enjoined by any court of competent jurisdiction. The rights afforded Company under the provision of this paragraph 14 are in addition to any and all rights and remedies otherwise afforded by law or by this Agreement.

     15. Indemnification. Company shall indemnify Employee in the same manner and to the same extent that Company is obligated to indemnify its directors pursuant to Company’s certificate of incorporation and bylaws, as each may be amended and restated from time to time.

     16. Entire Agreement. This Agreement (including all written amendments and/or modifications hereto and all documents ancillary hereto) constitutes the entire agreement and understanding between the parties and it is expressly agreed that no representations, promises, warranties or understandings, express or implied, other than set forth herein or referred to herein, shall be binding on either party. The Confidentiality Agreement is ancillary to this Agreement. None of the provisions hereof shall be waived, altered or amended unless in writing signed by the parties.

     17. Employee’s Certification. Employee HEREBY CERTIFIES THAT:

(A)	EMPLOYEE RECEIVED A COPY OF THIS AGREEMENT AND THE CONFIDENTIALITY AGREEMENT FOR REVIEW AND STUDY BEFORE HE/SHE WAS ASKED TO EXECUTE THEM;

(B)	EMPLOYEE HAS READ SUCH AGREEMENTS CAREFULLY;

(C)	EMPLOYEE HAS HAD SUFFICIENT OPPORTUNITY BEFORE HE/SHE EXECUTED SUCH AGREEMENTS TO ASK QUESTIONS ABOUT NOT ONLY COMPANY, BUT ALSO THE PROVISIONS OF SUCH AGREEMENTS AND THAT IF HE/SHE ASKED SUCH QUESTIONS HE/SHE RECEIVED COMPLETE AND SATISFACTORY ANSWERS TO SAME;

(D)	EMPLOYEE HAS BEEN AFFORDED THE OPPORTUNITY TO DISCUSS AND REVIEW THIS AGREEMENT AND THE CONFIDENTIALITY AGREEMENT WITH AN ATTORNEY OF HIS/HER CHOICE;

(E)	EMPLOYEE UNDERSTANDS WHAT HIS/HER RIGHTS ARE UNDER THE AGREEMENTS AS WELL AS HIS/HER OBLIGATIONS, ESPECIALLY THE ANCILLARY COVENANTS; AND

(F)	EMPLOYEE HAS READ AND UNDERSTANDS EACH AND EVERY PROVISION OF THE AGREEMENTS AND DOES HEREBY ACCEPT AND AGREE TO THE SAME.

     IN WITNESS WHEREOF, Employee has, on the date set forth below, affixed his/her hand and Company has caused this Agreement to be executed by a duly authorized officer, on the date set forth below.

Employee:

Date: December 20, 2004	/s/ Brian Fontana Signature Brian Fontana

Company:

Date: December 20, 2004	By /s/ James H. Long James H. Long, President and Chief Executive Officer

Attachment “A”

To Employment Agreement

Salary shall be fifteen thousand eight hundred thirty three and 34/100 dollars ($15,833.34) per month, payable in accordance with Company’s standard pay policies and procedures, which currently provide for a semi-monthly payroll period. Pay shall be prorated for any partial pay period, if any. In addition to salary, an annual bonus shall be paid, the amount and terms of which shall be set from time to time in writing by the compensation committee of the board of directors of the Company.